                                                                   EXHIBIT 10.19




                                  April 8, 1998





BrightStar Information Technology Group
10375 Richmond Avenue
Suite 1620
Houston, Texas 77042

Gentlemen::

         Banque Paribas ("Paribas") hereby issues its commitment to make loans under, and also agrees to use its best efforts to obtain commitments from other banks to participate with Paribas (collectively, the "Lenders") in, a senior secured credit facility (the "Facility") for BrightStar Information Technology Group, Inc. ("Borrower") and the direct or indirect subsidiaries of Borrower listed on Annex I hereto (the "Eligible Subsidiaries"), together with Paribas acting for Lenders as agent (hereinafter sometimes called "Agent"). The purpose of the Facility would be to refinance the then existing indebtedness of certain Eligible Subsidiaries in connection with the acquisition by Borrower of such Eligible Subsidiaries, to provide financing for the acquisition by Borrower of additional companies, and for general working capital purposes of Borrower and the Eligible Subsidiaries. Following are the general terms and conditions of the Facility for which Paribas is attempting to obtain participants. Of course, the final terms and conditions of the Facility will be established by the bank group once and if the necessary banks have committed to the Facility.

         THIS LETTER REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, SUBJECT TO THE TERMS AND CONDITIONS HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BrightStar Information Technology Group
April 8, 1998
Page 2

I.       TERMS AND CONDITIONS OF THE FACILITY

         Attached hereto and incorporated is a Summary for Senior Secured Credit Facility (the "Summary") which describes the basic terms and conditions of the Facility.

II.      GENERAL TERMS AND CONDITIONS:

         1.       LOAN PAPERS:

         The Facility shall be evidenced and secured by loan documents (the "Loan Papers"), each of which shall be duly executed and delivered to Agent and Lenders and shall be in form, substance and legal effect satisfactory to Agent and Lenders and their respective legal counsel, and shall include, without limitation, such promissory notes, credit agreement, security agreements, security agreement-pledges, assignments, collateral assignments, and such further documents and instruments, including, without limitation Uniform Commercial Code financing statements as Agent, Lenders or their legal counsel, in their reasonable discretion, deem necessary or desirable to evidence or perfect Lenders' liens and security interests in or to any or all of the property and collateral described herein and to evidence the indebtedness of Borrower and the Eligible Subsidiaries to Lenders thereunder. At the option of Lenders, any one or all of the Loan Papers may be acknowledged before, a notary public and filed or recorded with the appropriate governmental authorities in all locations deemed necessary or appropriate by Lenders.

         2.       OTHER PROVISIONS:

         In addition to those described in the Summary, the Loan Papers shall contain the terms, covenants, representations, warranties, events of default, indemnities and other agreements as customary for financings of the type described (such other terms, covenants and agreements as are customary in senior secured lending transactions involving collateral located in relevant non-U.S. jurisdictions). Such terms, covenants, representations, warranties, events of defaults, indemnities, and other agreements shall apply to and be binding on Borrower and the Eligible Subsidiaries (hereinafter sometimes called the "Obligated Parties").

         3. BANK'S EXPENSES:

         Whether or not the transactions contemplated hereby are closed, Borrower shall pay promptly, upon demand, by the Agent, all reasonable and customary out-of-pocket expenses incurred by the Agent incidental to the Loan Papers, and preparation of this letter and the transactions

BrightStar Information Technology Group
April 8, 1998
Page 3

contemplated hereunder, including, without limitation, all of Agent's attorneys' fees; provided that Borrower and counsel to the Agent shall agree to a mutually acceptable method for estimating and approving legal fees incurred in connection with the financing transaction.

         4.       CONDITIONS PRECEDENT:

         The obligation of Lenders to make the initial advances under the Facility shall be subject to the occurrence of conditions precedent set forth in the Loan Papers, including, but not limited to, appropriate resolutions of the boards of directors of the Obligated Parties, incumbency certificates, copies of the articles of incorporation of the Obligated Parties and bylaws of the Obligated Parties, certificates of appropriate governmental officials as to the existence and good standing of the Obligated Parties, the execution and delivery of all Loan Papers, financing statements and opinions of counsel of the Obligated Parties in form and content acceptable to Agent and its legal counsel to include, without limitation, an opinion as to the initial public offering contemplated by Borrower; the Obligated Parties' corporate existence; the Obligated Parties' authority to enter into the Loan Papers; the validity and enforceability of the Loan Papers; the fact that the Obligated Parties' execution, deliver, and performance of the Loan Papers shall not cause a default under any material agreement to which any of them is a party; and such other matters as Agent and its legal counsel deem necessary or desirable. In addition, the Obligated Parties shall provide such additional documents, instruments and information as Agent or its legal counsel may reasonably request. Each advance, in addition to the initial advance, under the Loan Papers shall be subject to the additional conditions precedent that none of the Obligated Parties shall be in default of any condition or agreement with Lenders, no default or event of default shall have occurred under any of the Loan Papers and Lenders shall have received such borrowing certificates and other information as Lenders deem necessary or desirable.

III.     MISCELLANEOUS:

         1. The Loan Papers shall contain, in addition to the matters specifically described herein, such indemnities, covenants, representations and warranties, events of default, conditions precedent, yield protection provisions, capital adequacy provisions and other terms and conditions as in Agent's and Lenders' judgment are appropriate in financings of this nature.

         2. This letter shall not be assignable by Borrower whether expressly or by operation of law or otherwise, without the prior written consent of Agent.

         3. This letter sets forth the agreement of Agent and Borrower with respect to the commitment for the Facility, and no modification or waiver of any provision of this letter shall be effective unless the same shall be in writing and signed by all parties hereto.

BrightStar Information Technology Group
April 8, 1998
Page 4

         4. Borrower's acceptance of the terms and conditions contained in this letter shall be evidenced by its execution below and delivery to Paribas of a fully executed copy of this letter on or before 5:00 p.m., April 9, 1998. Until receipt of such acceptance by Paribas at its place of business indicated above, Paribas shall have no liability hereunder, and unless such acceptance has been received by Paribas on or before 5:00 p.m., April 9, 1998, this letter shall be null and void. Any extension of time for acceptance must be in writing and signed by Paribas. Acceptance of this letter by Borrower shall not obligate Paribas to execute any Loan Papers, however, until all conditions set forth herein have been satisfied. Upon acceptance hereof as provided for herein, Borrower agrees to pay Paribas on the closing of the transaction contemplated in this letter a $150,000 Underwriting Fee. Notwithstanding Borrower's acceptance of this letter, the closing of the transactions contemplated by this letter shall take place no later than June 30, 1998 or this letter and the commitment contained herein shall be null and void.

         5. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. Borrower understands and agrees that Paribas will not be requested to close and fund any portion of the Facility prior to Paribas' successful syndication of the Facility with other senior lenders unless the issuance price per share at the closing of Borrower's initial public offering (the "IPO Funding") results in net offering proceeds to Borrower which are not sufficient to pay and satisfy the existing indebtedness of the Eligible Subsidiaries and to provide working capital required by Borrower and the Eligible Subsidiaries at the IPO Funding.

         7. The commitment contained in this letter is additionally contingent upon the satisfaction of the following:

         (a) completion, within ten (10) business days from the effective date hereof, of a due diligence review of the operations and financial condition of the Obligated Parties, to the satisfaction of Agent;

         (b) Agent's continuing satisfaction with the material financial condition, operations and assets of the Obligated Parties and their affiliates; if Agent's continuing review of materials about the Obligated Parties changes Agent's evaluation of the material financial condition, operations or assets of the Obligated Parties, Agent may require alternative financing amounts or structures that protect Agent as a lender and the values and existence and priorities of liens in respect to its collateral;

         (c) Agent's satisfaction that Borrower has achieved satisfactory earnings for Borrower's fiscal quarter ended March 31, 1998;

BrightStar Information Technology Group
April 8, 1998
Page 5

         (d) compliance by the applicable party with all legal and governmental and third party requirements in connection with the transactions described herein and applicable federal and state securities and banking laws and regulations, including but not limited to, Regulation O of the Federal Reserve Board; and

         (e) the IPO Funding shall have occurred by no later than June 30, 1998.

         8. Borrower hereby represents and covenants that all information and data concerning Borrower and the Eligible Subsidiaries, their respective subsidiaries or affiliates and the transactions contemplated hereby (the "Information") which has been, or will hereafter be, made available to by Borrower are and will be complete and correct in all material respects, and do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made. In arranging the Facilities, Agent will be using and relying primarily on the Information without independent verification thereof, and Agent shall have no obligation to make any independent verification thereof.

         9. Each of Borrower and Agent agrees promptly to notify the other of the assertion against the Obligated Parties or Agent or any other person of any claim or commencement of any legal action or proceeding related to the transactions contemplated in this letter.

         10. Borrower agrees to indemnify and hold harmless Agent and each of its director's, officers, employees, affiliates, and attorneys ("Indemnitees") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever (including without limitation, those arising out of negligence of any Indemnitee) which may be incurred by or asserted against or involve any Indemnitee as a result of or arising out of or in any related to this letter or the Facility and, upon demand by an Indemnitee, to pay or reimburse such Indemnitee for any legal or other expenses (including allocated costs of internal counsel) incurred by such Indemnitee in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim; provided; however, that Borrower shall not be obligated to pay or make reimbursement for any settlement to which Borrower has not consented (which consent will not be unreasonably withheld; and, provided, further, Borrower shall not be liable for any liability, loss, damage or expense to any Indemnitee if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such liability, loss, damage or expense resulted from the gross negligence or willful misconduct of any such Indemnitee. Borrower's obligation to indemnify the Indemnitee and to pay the expenses referred

BrightStar Information Technology Group
April 8, 1998
Page 6

to in this paragraph shall remain effective regardless of whether definitive Loan Papers and other required documents are executed and shall survive any termination of this letter. Agent shall not responsible or liable to any other person for consequential damages which may be alleged as a result of this letter.

         If the terms hereof meet with your approval, kindly date and execute in the space provided below the original and enclosed counterpart of this letter and return one fully executed counterpart to the undersigned in accordance with the terms hereof.

Sincerely,

BANQUE PARIBAS



By: /s/ Scott Clingan
   --------------------------
Name:   Scott Clingan
      -----------------------
Title:  Vice President
       ----------------------

         The undersigned hereby accepts the foregoing terms and conditions herein set forth and agrees to be bound thereby as of this _____ day of April, 1998.

BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                                     ANNEX I

                              ELIGIBLE SUBSIDIARIES

Brian R. Blackmarr and Associates, Inc.
Integrated Controls, Inc.
Mindworks Professional Education Group, Inc.
Software Consulting Services America, Inc.
Software Innovators, Inc.
SCS Unit Trust (Australia)
Zelo Group, Inc.

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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           SUMMARY OF COMMITMENT FOR SENIOR SECURED CREDIT FACILITIES

BORROWER:

          BrightStar Information Technology Group, Inc. ("BrightStar" or the "Borrower")

GUARANTOR(S):

          All entities owned or controlled by Borrower now or in the future.

AGENT, UNDERWRITER AND ARRANGER:

          Banque Paribas and Paribas Capital Markets ("Paribas" or the "Bank") as Agent for a syndicate of lenders (the "Lenders") as determined by the Borrower and Agent.

TOTAL FACILITIES:

          $30,000,000 in senior bank financing.

FACILITIES:

          A)   $10,000,000 Revolving Credit Facility ("Revolver").
          B)   $20,000,000 Acquisition Facility ("Acquisition Facility").

PURPOSE:

          A) To support working capital needs, to issue letters of credit and general corporate purposes.
          B) To provide acquisition financing and capital expenditure financing.

SECURITY:

          First lien on all accounts receivable and inventory, property, plant and equipment, contracts, intangibles, collateral assignment of all contracts and rights of the Borrower and subsidiaries as well as the pledge of the equity interests of all subsidiaries (the "Collateral").

BORROWING BASE:

          Facility A will be governed by a borrowing base of 80% of eligible accounts receivable from Time and Materials billings and 70% of accounts receivable from Fixed Price Contract billings, eligibility criteria to be determined.

MATURITY:

          A) Three years from closing with two one-year renewal options exercisable by the Bank at the end of each of the first two years.
          B)   Five years from closing.

AMORTIZATION:

          A) The Revolver will be available for advances and repayments until maturity. The outstanding balance will be due at maturity.

          B) The Acquisition Facility will be available for advances and repayments until the second (2nd) anniversary after closing. At such time, the outstanding balance will convert to a term loan. Amortization will be weighted toward the latter part of the amortization period.

INTEREST RATE:

          Outstanding amounts under all facilities will accrue interest according to the following price alternatives, as selected by the Borrower. Facilities to be subject to a pricing grid based on Funded Debt to EBITDA displayed below. In the event that the Borrower requires funding prior to the sooner

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[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------

          of 60 days following the IPO or the close of syndication of the facilities, only the Base Rate Option shall be available to the Borrower.

          Base Rate Option: Interest shall be at Paribas' Base Rate as announced from time to time at its New York office, calculated on the basis of the actual number of days elapsed in a year of 365/366 days plus the appropriate premium below. Interest will be payable quarterly in arrears.

          LIBOR Option: Interest shall be determined for periods of one, two three or six months (as selected by the Borrower) and shall be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. Dollars plus the appropriate premium below. LIBOR will be determined by the Agent at the start of each Interest Period. Interest will be paid at the end of each Interest Period or quarterly, whichever is earlier, and is to be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for Regulation D reserve requirements as incurred.

          Letters of credit will be issued at an annual fee equal to the effective LIBOR premium on a per annum basis. Letter of credit fees are payable quarterly, in advance. An issuance fee of 1/4% shall be paid to the Agent in addition to the annual fee.

          ----------------------------------------------------------------------
          Funded Debt to EBITDA       Base Rate Option         LIBOR Rate Option
          ----------------------------------------------------------------------
                  <1.0x                    Prime                 LIBOR + 1.50%
                1.0x - 1.5x            Prime + 0.25%             LIBOR + 1.75%
                1.5x - 2.0x            Prime + 0.50%             LIBOR + 2.00%
                2.0X - 2.5x            Prime + 0.75%             LIBOR + 2.25%
                  >2.5x                Prime + 1.00%             LIBOR + 2.50%
          ----------------------------------------------------------------------

COMMITMENT FEE:

          A fee of three eighths of one percent (3/8%) per annum will be paid on the average unused portion of the Revolver and the Acquisition Facility, payable quarterly in arrears, increasing to one half of one percent (1/2%) per annum if funded debt to EBITDA exceeds 2.00x. At such time that the Acquisition Facility converts to a term loan, the commitment fee on the Acquisition Facility shall cease.

UPFRONT FEES AND ADDITIONAL COMPENSATION:  See Exhibit I

EXPENSES:

          All reasonable costs incurred by the Agent in connection with the Credit Facilities contemplated herein shall be reimbursed by the Borrower from time to time upon demand. These obligations of the Borrower are independent of the Loan Documents, shall survive the expiration or termination of this proposal, and shall be payable whether or not the financing transaction contemplated by this letter shall be funded.

DOCUMENTATION:

          The Facilities will be governed by a Credit Agreement with conditions precedent, representations and warranties, covenants and events of default

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                                                                               2

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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          that are usual and customary for customary for transactions of this type for similar borrowers and in a form acceptable to the Bank and Borrower. Covenants are to be negotiated (with appropriate flexibility for Seller Financing or public Subordinated/Convertible Debt) and include, without limitation; among others:

          o    Minimum Interest Coverage Ratio of 3.0x at any time.
          o    Minimum Fixed Charge Coverage Ratio of 2.5x at any time.
          o Maximum Total Debt to EBITDA Ratio - quarterly limits as set forth below:

          ----------------------------------------------------------------------
          Period                                   Total Debt to EBITDA Multiple
          ----------------------------------------------------------------------
          Second Quarter 1998                                    2.25x
          Third Quarter 1998                                     2.50x
          Fourth Quarter 1998                                    2.75x
          Thereafter                                             2.75x
          ----------------------------------------------------------------------

          o Minimum cumulative EBITDA for 1998 as set forth below. Minimum EBITDA in any single quarter beginning in the second quarter 1998 shall not fall below $1,500,000.

          ----------------------------------------------------------------------
          Period                                              Cumulative
                                                             EBITDA since
                                                               12/31/97
          ----------------------------------------------------------------------
          Second Quarter 1998                                 $2,500,000
          Third Quarter 1998                                  $4,000,000
          Fourth Quarter 1998                                 $6,500,000
          Rolling Four Quarters Thereafter                    $8,000,000
          ----------------------------------------------------------------------

PERMITTED ACQUISITIONS:

          Borrower may acquire service companies in related industries under the following conditions:

          1) such acquisition has been approved by the Board of Directors of the acquired entity,

          2) the acquired entity shall have generated positive proforma EBITDA during the twelve-month period preceding the acquisition,

          3) drawings to fund such acquisitions will be permitted only to the extent that on a proforma basis Total Debt does not exceed the trailing twelve month consolidated EBITDA multiples in the table below. Such EBITDA calculations will include the acquired entity's trailing twelve month EBITDA with add-backs to be determined, if audited or reviewed by an accounting firm acceptable to the Agent.


-------------------------------------------------------------------------------

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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               -----------------------------------------------------------------
               Period                              Total Debt to EBITDA Multiple
               -----------------------------------------------------------------
               Second Quarter 1998                            2.00x
               Third Quarter 1998                             2.25x
               Fourth Quarter 1998                            2.50x
               Thereafter                                     2.50x
               -----------------------------------------------------------------

          4) consideration of any such acquisition which is not in the form of approved equity shall not exceed three million dollars ($3MM) in any single transaction, unless prior approval is received from the Majority Banks,

          5) cash and debt assumption (non-stock) consideration of aggregate acquisitions shall not exceed fifteen million dollars ($15MM) in either of the two twelve month periods following the closing of the Facilities unless prior approval is received from the Majority Banks,

          6) prior to and after giving effect to the acquisition, no Default or Unmatured Default will exist,

          7) after giving affect to such acquisition, Borrower will not violate any financial covenant. EBITDA shall include proforma adjustments to an acquired entity's earnings for expense eliminations validated by the Agent.

CONDITIONS PRECEDENT TO CLOSING:

          On or before the Closing Date of the transaction being considered, each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agent:

          1) Completion of the Founding Transactions and Successful IPO: The Borrower shall have completed its acquisition of the Founding Companies (as described in the Borrower's registration statement) and concurrent IPO of at least $40MM in cash equity proceeds.

          2)   Termination of Existing Debt   No other debt shall exist at
               Borrower or its subsidiaries except the Facilities and capital leases and loans with a book balance not in excess of $1,000,000.

          3)   No Material Adverse Changes   No material adverse change in the
               property, operations, business prospects, profits or financial condition of the Borrower or any of its subsidiaries shall have occurred since December 31, 1997, nor shall any material adverse change in the loan syndication or capital market conditions have occurred that materially affects the ability of the Agent to syndicate the Credit Facilities.

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                                                                               4

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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          4)   Review of March 31, 1998 results   The Borrower shall have
               provided internal results of the first quarter of operation of the Founding Companies, indicating generation of $1,000,000 in proforma EBITDA after allocating BrightStar's corporate overhead.

          5)   No Litigation   There exists no material pending or threatened
               litigation or proceeding against Borrower or any of its subsidiaries in any court or administrative forum.

          6)   Compliance with Laws   Evidence satisfactory to the Agent that
               Borrower shall have complied with, and be validly existing under all applicable laws, including applicable corporation and securities laws, after giving affect to the transactions contemplated hereby.

          7)   Environmental Compliance   If the Agent deems it necessary, it
               shall have received written report of an investigation, conducted to its satisfaction, from an environmental consultant acceptable to the Agent, as to any environmental health or safety violations, hazards or liabilities which it deems material. In addition, Borrower shall have demonstrated to the Agent's satisfaction that (a) its and its direct and indirect subsidiaries' operations comply in all respect deemed material by the Agent with all applicable environmental, health and safety statutes and regulations, (b) their respective operations are not the subject of any federal or state investigation evaluating whether any remedial action, involving a material expenditure, is needed to respond to a release of any toxic or hazardous waste or substance into environment, and (c) none of them has any contingent liability deemed material by the Agent in connection with any past or present treatment, storage, recycling, disposal or release or threatened release, at any location, of any toxic or hazardous waste or proposed environmental, health or safety laws or regulations.

          8)   ERISA Report   Borrower will provide evidence that it is in
               compliance with all ERISA regulations.

          9)   No Default   No default under the Loan Documents shall exist as
               of the Closing Date.

          10)  Adequate Insurance   Borrower will provide evidence that
               insurance coverage is sufficient.

     DRAWDOWN:

          On or before the date of each usage of the Facilities, each of the following conditions precedent shall have been satisfied in a manner satisfactory to Agent:

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                                                                               5

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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          1)   The Borrower is compliance with all covenants, representations and warranties;

          2) All provisions under the Permitted Acquisitions clause shall have been satisfied.

          3) The acquired company has no material contingent liabilities (including, without limitation, environmental, tax litigation, etc.).

MANDATORY PREPAYMENTS:

          The Borrower shall make mandatory prepayments to the Acquisition Facility equal to, among others:

          1) 100% of the net cash proceeds realized in connection with permitted asset sales outside of the ordinary course of business.

          2) 100% of the net cash proceeds realized in connection with debt issuances and 100% of the net cash proceeds realized in connection with equity issuances, excluding certain equity issuances made to wholly or partially fund Permitted Acquisitions.

          Such payments will reduce outstanding amounts under the Acquisition Facility. All applications of mandatory prepayments during the Acquisition Facility term loan period shall be applied to the facility in inverse order of maturity.

OPTIONAL PREPAYMENTS:

          Permitted at any time. Commitments under the Credit Facilities may be reduced by the Borrower provided that such partial reduction shall be in a minimum amount of $2,000,000 or an integral multiple of $500,000 in excess thereof.

EVENTS OF DEFAULT:  Including, but not limited to, the following:

          1)   False representations or warranties;

          2)   Covenant defaults;

          3) Failure by Borrower to pay any indebtedness when due or default under any agreement related to indebtedness;

          4)   Material adverse change in the operations of the Borrower; and

          5)   Bankruptcy or insolvency of the Borrower.

REPORTING:

          Each calendar month the Borrower will furnish to the Agent a Monthly Report of consolidated and consolidating financial results. On a quarterly basis, the Borrower shall provide a Quarterly Report which will include, among other things, officers' and compliance certificates and financial statements (including consolidated and consolidating balance sheets, income statements and cash flow statements). The Borrower will also provide audited annual financial, annual budgets,

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                                                                               6

[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------

          regulatory filings, and other information as reasonably requested by the Lenders.

REPRESENTATION AND WARRANTIES:

          Standard representation and warranties including, without limitation, evidence of corporate existence; authority and good standing; validity, enforceability and binding nature of all agreements; no conflict with other agreements; ownership of collateral; solvency, compliance with laws and environmental matters, patents, trademarks, licenses, ERISA; financial condition and data; absence of labor disputes and litigation and other proceedings.

INDEMNIFICATION:

          To the full extent permitted by law and whether or not the transactions contemplated by this letter close, Borrower will agree to indemnify, defend and hold harmless the Agent, the Lenders and their respective affiliates, directors, officers, employees, attorneys and agents, from and against all damages, claims, actions, proceedings, costs and expenses (including all reasonable attorneys' fees and legal expenses, whether or not any suit is brought) at any time asserted against, imposed upon or incurred by any of them in connection with or as a result of the financing and acquisition transactions herein contemplated or any event, act or omission in any manner related thereto.

MAJORITY BANKS:

          66.67% of the Lenders, 100% for changes to: amortization, applicable margins and fees, collateral, guarantees and maturity.

CONFIDENTIALITY:

          The commitment is delivered to you with the understanding that neither it, nor its substance, will be disclosed to any third party except those persons in your employment who have a confidential relationship with you with respect to this transaction, or if disclosure is required by law. Terms shall be discussed only between the Bank and the Borrower.

GOVERNING LAW:

          New York

WAIVER OF JURY TRIAL:

          The Borrower and the Lenders agree to full waiver of trial by jury.

CLOSING:

          Closing shall occur no later than June 30, 1998.

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
[LOGO PARIBAS]                     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
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                                   EXHIBIT I

AGENT'S FEE:

          Twenty five thousand dollars ($25,000) per annum payable at closing and on each anniversary date of closing thereafter.

UNDERWRITING FEE:

          One half of one percent (0.50%) of the total commitment amount payable on a one time basis to the Agent as set forth below. A portion of this fee will be paid by the Agent to participating banks as negotiated.

OPTION GRANT:

          Options equal to 75,000 shares of the Borrower's common stock with a price of 20% below the IPO price. Should Paribas be required to fund under the commitment within three weeks of the closing of the IPO, the option grant will increase to 100,000 shares of the Borrower's common stock from 75,000 shares under the same terms as above.

BREAK-UP FEE:

          A Break-up Fee of $150,000 shall due and payable on the earlier of (i) the date on which the Company commits to any other lender for financing other than the Facilities and (ii) June 30, 1998 unless this commitment is accepted and closed by that time. Such Break-up Fee shall be deemed earned for services rendered.

NON-DISCLOSURE OF FEES:

          The Agent's Fee, Underwriting Fee and the Break-Up Fee shall not be disclosed to any other person and shall be evidenced in a separate, side-agreement letter between the Agent and Borrower.


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